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                                   Exhibit 21

           List of Subsidiaries of Medina International Holdings, Inc.


             Name                State of Incorporation        Date of Incorporation      Doing Business As
             ----                ----------------------        ---------------------      -----------------

Medina Marine, Inc.                     California                    May 2006            Medina Marine, Inc.

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